As filed with the Securities and Exchange Commission on December 20, 2011
Registration No. 333-100600

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	59-0914138

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2400 S.W. 145th Avenue, Miramar, Florida	33027

(Address of Principal Executive Offices)	(Zip Code)

Elizabeth Arden, Inc. 2002 Employee Stock Purchase Plan

(Full title of the plan)

Oscar E. Marina Executive Vice President, General Counsel and Secretary Elizabeth Arden, Inc. 2400 S.W. 145th Avenue Miramar, Florida 33027

(Name and address of agent for service)

(954) 364-3514

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[X]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[ ]

Explanatory Note

          Elizabeth Arden, Inc. (the "Company") is filing this post-effective amendment (the "Post-Effective Amendment") in order to deregister shares of common stock of the Company, previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 17, 2002 (File No. 333-100600) (the "Registration Statement"). The Registration Statement registered 1,000,000 shares of the Company's common stock issuable to participants in the Elizabeth Arden, Inc. 2002 Employee Stock Purchase Plan (the "ESPP shares"), which was terminated by the Company on November 30, 2011. Of these ESPP shares, participants purchased 946,772 shares.

          This Post-Effective Amendment hereby amends the Registration Statement to deregister 53,228 shares of Company Common Stock that remain unissued under the Registration Statement. As a result of the deregistration, no shares of Company Common Stock remain registered for issuance pursuant to the Registration Statement.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Elizabeth Arden, Inc. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miramar, State of Florida, on December 20, 2011.

ELIZABETH ARDEN, INC.

By: /s/ E. Scott Beattie*

E. Scott Beattie Chairman, President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the dates indicated.

Signature		Title	Date

/s/ E. Scott Beattie* E. Scott Beattie		Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2011

/s/ Stephen J. Smith* Stephen J. Smith		Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 20, 2011

/s/ Fred Berens* Fred Berens		Director	December 20, 2011

______________ A. Salman Amin		Director	December __, 2011

______________ Maura J. Clark		Director	December __, 2011

/s/ Richard C.W. Mauran* Richard C. W. Mauran		Director	December 20, 2011

/s/ William M. Tatham* William M. Tatham		Director	December 20, 2011

/s/ J. W. Nevil Thomas* J.W. Nevil Thomas		Director	December 20, 2011

*By:	/s/ Oscar E. Marina Oscar E. Marina Attorney-in-Fact

*Pursuant to a Power of Attorney filed with Registration Statement No. 333-100600, filed by the Registrant on October 17, 2002.